EXHIBIT 1

JOINT FILING STATEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned, and any amendments thereto executed by the undersigned shall be filed on behalf of each of the undersigned without the necessity of filing any additional joint filing agreement. The undersigned acknowledge that each is responsible for the timely filing of such statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others of the undersigned, except to the extent that it knows or has reason to believe that such information is inaccurate or incomplete. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: February 5, 2025

KHP Fund GP LLC

By: /s/ Michael A. Bego
Authorized Signatory

Kline Hill Partners Fund LP

By: /s/ Michael A. Bego
Authorized Signatory

KHP Fund GP IV LLC

By: /s/ Michael A. Bego
Authorized Signatory

Kline Hill Partners Fund IV LP

By: /s/ Michael A. Bego
Authorized Signatory

Kline Hill Partners IV SPV LLC

By: /s/ Michael A. Bego
Authorized Signatory

Kline Hill Partners Opportunity Fund IV LP

By: /s/ Michael A. Bego
Authorized Signatory

Kline Hill Partners Opportunity IV SPV LLC

By: /s/ Michael A. Bego
Authorized Signatory

Michael A. Bego
By: /s/ Michael A. Bego

Michael A. Bego

Jared Barlow
By: /s/ Jared Barlow

Jared Barlow

DOCPROPERTY"SWDocID" GDSVF&H\10830967.1